Exhibit 99.1

Emerge Energy Services Announces Second Quarter 2015 Results

Southlake, Texas — August 6, 2015 — Emerge Energy Services LP (“Emerge Energy”) today announced second quarter 2015 financial and operating results.

Highlights

•	Adjusted EBITDA of $17.0 million for the three months ended June 30, 2015.

•	Distributable Cash Flow of $13.5 million for the three months ended June 30, 2015.

•	Cash available for distribution of $16.2 million, or $0.67 per unit, for the three months ended June 30, 2015.

•	Full quarter sales of 861,000 tons of sand.

Overview

Emerge Energy reported net income of $2.9 million, or $0.12 per diluted unit for the three months ended June 30, 2015.  For that same period, Emerge Energy reported Adjusted EBITDA of $17.0 million and Distributable Cash Flow of $13.5 million.  Net income, net income per diluted unit and Adjusted EBITDA for the three months ended June 30, 2014, were $20.1 million, $0.83 and $30.1 million, respectively.  Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that Emerge Energy uses to assess its performance on an ongoing basis.

Previously, Emerge Energy declared a distribution of $0.67 per unit for the second quarter of 2015, which includes $0.11 of distributable cash flow that was reserved in the first quarter of 2015 and the third quarter of 2014. This total distribution represents a 33% decrease from the first quarter 2015 distribution of $1.00 per unit.

“Emerge Energy had another solid quarter, especially given the current market environment,” said Ted W. Beneski, Chairman of the Board of Directors of the general partner of Emerge Energy. “After a challenging second half of 2014, our fuel segment improved its profitability and continues to build on early successes in 2015. Our sand segment continued to increase market share in the first quarter of 2015 and was able to deliver solid volumes in the second quarter, but was again impacted from a weak pricing environment and the underutilization of our railcar fleet. As a result of the current market conditions, we continue to expect to spend $30-40 million dollars in capital expenditures in 2015, including maintenance capital expenditures.”

“Our sand segment once again performed very well, despite the decline in proppant demand and pricing,” added Rick Shearer, CEO of Emerge Energy. “The sand segment generated Adjusted EBITDA of $13.9 million for the three months ended June 30, 2015 on sales volume of 861,000 tons. Our volumes were down approximately 25% from the first quarter of 2015; and based on our estimates of market demand, we believe we have continued to grow our market share despite lower quarter-over-quarter volumes on a sequential and year over year basis. Market pricing, as well as the prices we have negotiated with our customers, have continued to decline, both at the plant and in basin. While we have been able to significantly lower our production costs, and believe we will continue to do so in subsequent quarters, our fixed rail expense, which includes both our operating leases and railcar storage costs, were significant. We are taking a number of steps to reduce that cost, including sub-leasing a portion of our railcar fleet.

“Our fuel segment generated Adjusted EBITDA of $5.4 million for the three months ended June 30, 2015, a significant sequential quarterly increase. Our base margin on our wholesale and transmix improved, while the increase in refined product pricing contributed positively to EBITDA.”

Conference Call

Emerge Energy will host its 2015 second quarter results conference call later today, Thursday, August 6, 2015 at 10 a.m. CDT. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (855) 850-4275 or (720) 634-2898 and entering pass code 93116080. An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website under the Webcasts & Presentations section. A replay will be available by audio webcast and teleconference from 1:00 p.m. CDT on August 6 through 10:59 p.m. CDT on August 13, 2015. The replay teleconference will be available by dialing (855) 859-2056 or (404) 537-3406 and the reservation number 393116080.

Operating Results

The following table summarizes Emerge Energy’s unaudited consolidated operating results for the three and six months ended June 30, 2015 and 2014.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	($ in thousands)
REVENUES	$200,852	$298,273	$404,813	$572,354
OPERATING EXPENSES
Cost of goods sold	176,933	261,395	345,263	501,191
Depreciation, depletion and amortization	7,355	5,711	13,795	11,481
Selling, general and administrative expenses	8,179	8,994	17,782	17,469
Project termination	2,693	—	9,412	—
Total operating expenses	195,160	276,100	386,252	530,141
Operating income	5,692	22,173	18,561	42,213
OTHER EXPENSE (INCOME)
Interest expense, net	2,632	1,943	5,761	3,527
Other	(15)	(32)	(44)	(151)
Total other expense	2,617	1,911	5,717	3,376
Income before provision for income taxes	3,075	20,262	12,844	38,837
Provision for income taxes	191	170	469	259
NET INCOME	$2,884	$20,092	$12,375	$38,578
Adjusted EBITDA (a)	$16,953	$30,137	$45,338	$58,116

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

Sand Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	($ in thousands)
REVENUES	$68,118	$77,470	$164,362	$141,804
OPERATING EXPENSES
Cost of goods sold	50,738	51,860	116,993	90,736
Depreciation, depletion and amortization	4,713	2,688	8,507	5,446
Selling, general and administrative expenses	3,686	2,448	7,403	5,664
Project termination	2,693	—	9,412	—
Operating income	$6,288	$20,474	$22,047	$39,958
Adjusted EBITDA (a)	$13,935	$23,184	$40,226	$45,421

Volume of sand sold (tons in thousands)	861	1,045	2,012	1,927

Volume of sand produced (tons in thousands):
Arland, Wisconsin facility	248	—	653	—
Barron, Wisconsin facility	353	576	850	1,056
New Auburn, Wisconsin facility	178	330	483	650
Kosse, Texas facility	59	91	129	130
Total volume of sand produced	838	997	2,115	1,836

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.
For the quarter ended June 30, 2015, Emerge Energy sold 861,000 tons of sand, compared to 1,045,000 tons for the same period in the prior year. The Barron facility produced 353,000 tons, compared to 576,000 tons for the same period in 2014, while the New Auburn facility produced 178,000 tons, compared to 330,000 tons for the same period in 2014. After starting up in early December 2014, the Arland facility produced 248,000 tons, while the Kosse facility decreased production to 59,000 tons, down from 91,000 for the same period in 2014. Sand segment Adjusted EBITDA was $13.9 million for the second quarter 2015, compared to $23.2 million for the same quarter in 2014.  This 40% decrease in Adjusted EBITDA was due to the decrease in total sand sales at all company facilities, lower realized pricing on an FOB plant-equivalent basis and as as-delivered basis, and higher logistics costs.

Fuel Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	($ in thousands)
REVENUES	$132,734	$220,803	$240,451	$430,550
OPERATING EXPENSES
Cost of goods sold	126,195	209,535	228,270	410,455
Depreciation, depletion and amortization	2,634	3,017	5,273	6,022
Selling, general and administrative expenses	1,203	1,507	2,803	2,789
Operating income	$2,702	$6,744	$4,105	$11,284
Adjusted EBITDA (a)	$5,373	$9,799	$9,461	$17,381

Volume of refined fuels sold (gallons in thousands)	63,402	70,514	119,797	138,742
Volume of terminal throughput (gallons in thousands)	40,796	57,877	80,027	114,751
Volume of transmix refined (gallons in thousands)	25,245	28,479	46,599	63,695
Refined transmix as a percent of total refined fuels sold	39.8%	40.4%	38.9%	45.9%

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

For the quarter ended June 30, 2015, Emerge Energy sold 63 million gallons of refined fuel, compared to 71 million gallons for the same period last year, and had additional third-party volume of 41 million gallons pass through its terminals, compared to 58 million gallons for the same period last year.  Emerge Energy refined 25 million gallons of transmix for the three months ended June 30, 2015, compared to 28 million gallons for the same period last year.  Adjusted EBITDA for Fuel was $5.4 million for the second quarter, compared to $9.8 million for the comparable quarter in 2014.  This 45% decrease in Adjusted EBITDA was due to a lower base margin on our wholesale and transmix operations and lower volumes sold.

Capital Expenditures

For the three months ended June 30, 2015, Emerge Energy’s capital expenditures totaled $7.7 million.  This includes approximately $0.5 million of maintenance capital expenditures.

Distributable Cash Flow

For the three months ended June 30, 2015, Emerge Energy generated $13.5 million in Distributable Cash Flow.  On July 23, 2015, we announced a distribution of $0.67 per unit, which includes $0.11 of distributable cash flow that was reserved in the first quarter of 2015 and the third quarter of 2014. This distribution is scheduled to be paid on August 13, 2015 to common unitholders of record on August 5, 2015.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and natural gas wells. Emerge Energy also processes transmix, distributes refined motor fuels, operates bulk motor fuel storage terminals, and provides complementary fuel services. Emerge Energy operates its sand segment through its subsidiary Superior Silica Sands LLC and its fuel segment through its subsidiaries Direct Fuels LLC and Allied Energy Company LLC.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Emerge Energy’s Annual Report on Form 10-K filed with the SEC. The risk factors and other factors noted in the Annual Report could cause actual results to differ materially from those contained in any forward-looking statement. Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

PRESS CONTACT

Investor Relations
(817) 865-5830

EMERGE ENERGY SERVICES LP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES	$200,852	$298,273	$404,813	$572,354
OPERATING EXPENSES
Cost of goods sold	176,933	261,395	345,263	501,191
Depreciation, depletion and amortization	7,355	5,711	13,795	11,481
Selling, general and administrative expenses	8,179	8,994	17,782	17,469
Project termination	2,693	—	9,412	—
Total operating expenses	195,160	276,100	386,252	530,141
Operating income	5,692	22,173	18,561	42,213
OTHER EXPENSE (INCOME)
Interest expense, net	2,632	1,943	5,761	3,527
Other	(15)	(32)	(44)	(151)
Total other expense	2,617	1,911	5,717	3,376
Income before provision for income taxes	3,075	20,262	12,844	38,837
Provision for income taxes	191	170	469	259
NET INCOME	$2,884	$20,092	$12,375	$38,578
Earnings per common unit (basic)	$0.12	$0.84	$0.51	$1.61
Earnings per common unit (diluted)	$0.12	$0.83	$0.51	$1.60
Weighted average number of common units outstanding including participating securities (basic)	24,131,302	24,031,650	24,129,664	24,023,651
Weighted average number of common units outstanding (diluted)	24,133,813	24,112,954	24,131,682	24,068,178

EMERGE ENERGY SERVICES LP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)

	June 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$3,241	$6,876
Trade and other receivables, net	59,785	75,708
Inventories	41,619	32,278
Prepaid expenses and other current assets	12,317	9,262
Total current assets	116,962	124,124
Property, plant and equipment, net	233,266	238,657
Intangible assets, net	27,684	31,158
Goodwill	29,264	29,264
Other assets, net	12,086	8,924
Total assets	$419,262	$432,127
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$26,548	$21,341
Accrued liabilities	17,345	24,411
Current portion of long-term debt	—	53
Current portion of capital lease liability	155	930
Total current liabilities	44,048	46,735
Long-term debt, net of current portion	249,142	217,023
Obligation for business acquisition, net of current portion	10,311	10,737
Capital lease liability, net of current portion	—	57
Other long-term liabilities	3,763	2,386
Total liabilities	307,264	276,938
Commitments and contingencies
Partners’ Equity:
General partner	—	—
Limited partner common units	111,998	155,189
Total partners’ equity	111,998	155,189
Total liabilities and partners’ equity	$419,262	$432,127

Adjusted EBITDA and Distributable Cash Flow

We define Adjusted EBITDA generally as: net income (loss) plus interest expense, income tax expense, depreciation, depletion and amortization expense, equity-based compensation and certain other non-cash charges, and charges that are unusual or non-recurring less interest income, income tax benefits and gains that are unusual or non-recurring. We report Adjusted EBITDA (which as defined includes certain other adjustments, none of which impacted the calculation of Adjusted EBITDA herein) to our lenders under our revolving credit facility in determining our compliance with the interest coverage ratio test and certain senior consolidated indebtedness to Adjusted EBITDA tests thereunder. Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. The following tables reconcile net income (loss) to Adjusted EBITDA ($ in thousands).

	Three Months Ended June 30,
	Sand Segment		Fuel Segment		Corporate		Total
	2015	2014	2015	2014	2015	2014	2015	2014
Net income (loss)	$6,288	$20,474	$2,702	$6,744	$(6,106)	$(7,126)	$2,884	$20,092
Interest expense, net	—	—	—	—	2,632	1,943	2,632	1,943
Other (income) loss	—	—	—	—	(15)	(32)	(15)	(32)
Provision for income taxes	—	—	—	—	191	170	191	170
Operating income (loss)	6,288	20,474	2,702	6,744	(3,298)	(5,045)	5,692	22,173
Depreciation, depletion and amortization	4,713	2,688	2,634	3,017	8	6	7,355	5,711
Equity-based compensation expense	—	—	—	—	935	2,193	935	2,193
Loss (gain) on disposal of equipment	—	19	—	—	—	—	—	19
Provision for doubtful accounts	221	(7)	37	38	—	—	258	31
Accretion of asset retirement obligation	20	10	—	—	—	—	20	10
Project termination	2,693	—	—	—	—	—	2,693	—
Adjusted EBITDA	$13,935	$23,184	$5,373	$9,799	$(2,355)	$(2,846)	$16,953	$30,137

	Six Months Ended June 30,
	Sand Segment		Fuel Segment		Corporate		Total
	2015	2014	2015	2014	2015	2014	2015	2014
Net income (loss)	$22,047	$39,958	$4,105	$11,284	$(13,777)	$(12,664)	$12,375	$38,578
Interest expense, net	—	—	—	—	5,761	3,527	5,761	3,527
Other (income) loss	—	—	—	—	(44)	(151)	(44)	(151)
Provision for income taxes	—	—	—	—	469	259	469	259
Operating income (loss)	22,047	39,958	4,105	11,284	(7,591)	(9,029)	18,561	42,213
Depreciation, depletion and amortization	8,507	5,446	5,273	6,022	15	13	13,795	11,481
Equity-based compensation expense	—	—	—	—	3,227	4,330	3,227	4,330
Loss (gain) on disposal of equipment	—	19	8	—	—	—	8	19
Provision for doubtful accounts	221	(12)	75	75	—	—	296	63
Accretion of asset retirement obligation	39	10	—	—	—	—	39	10
Project termination	9,412	—	—	—	—	—	9,412	—
Adjusted EBITDA	$40,226	$45,421	$9,461	$17,381	$(4,349)	$(4,686)	$45,338	$58,116

We define Distributable Cash Flow generally as net income plus (i) non-cash net interest expense, (ii) depreciation, depletion and amortization expense, (iii) non-cash charges, and (iv) selected losses that are unusual or non-recurring; less (v) selected principal repayments, (vi) selected gains that are unusual or non-recurring, and (vii) maintenance capital expenditures. In addition, our Board of Directors utilizes reserves for future capital expenditures, compliance with law or debt agreements, and to provide funds for distributions to unitholders in respect to any one or more of the next four quarters. Distributable Cash Flow does not reflect changes in working capital balances. The following table (in thousands) reconciles net income to Distributable Cash Flow.

Three Months Ended June 30, 2015
($ in thousands)
Net income	$2,884

Add (less) reconciling items post-IPO:
Add depreciation, depletion and amortization expense	7,355
Add amortization of deferred financing costs	291
Add income taxes accrued, net of payments	(44)
Add equity-based compensation expense	935
Add provision for doubtful accounts	258
Add unrealized loss on fair value of interest rate swaps	(92)
Add accretion of asset retirement obligations	20
Add project termination costs	2,693
Less cash distribution on participating securities	(410)
Less maintenance capital expenditures	(500)
Other	110
Distributable cash flow	13,500
Add reserve for planned capital expenditures	2,660
Cash available for distribution	$16,160